As filed with the Securities and Exchange Commission on December 9, 2005 Registration No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         KENTUCKY FIRST FEDERAL BANCORP
             (exact name of registrant as specified in its charter)


        UNITED STATES                               61-1484858
        -------------                               ----------
(State or other jurisdiction of          (IRS Employer Identification No.)
 incorporation or organization)


                                 479 MAIN STREET
                             HAZARD, KENTUCKY 41702
                                 (606) 436-3860
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

            KENTUCKY FIRST FEDERAL BANCORP 2005 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)
                             ----------------------

                                                    COPIES TO:
TONY D. WHITAKER                                    GARY R. BRONSTEIN
CHAIRMAN AND CHIEF EXECUTIVE OFFICER                THOMAS P. HUTTON
KENTUCKY FIRST FEDERAL BANCORP                      JOEL E. RAPPOPORT
479 MAIN STREET                                     MULDOON MURPHY & AGUGGIA LLP
HAZARD, KENTUCKY 41702                              5101 WISCONSIN AVENUE, N.W.
(606) 436-3860                                      WASHINGTON, D.C.  20016
(Name, address, including zip code, and telephone   (202) 362-0840
number, including area code, of agent for service)

===================================================================================================================
          Title of                                     Proposed Maximum      Proposed Maximum
      Securities to be                Amount          Offering Price Per    Aggregate Offering        Amount of
         Registered            to be Registered (1)          Share                 Price          Registration Fee
-------------------------------------------------------------------------------------------------------------------
        Common Stock
       $.01 par Value               589,702 (2)              $10.12 (3)               $5,967,748           $639
===================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Kentucky First Federal Bancorp 2005 Equity Incentive Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment to the outstanding common stock of Kentucky First Federal Bancorp (the "Common Stock") pursuant to 17 C.F.R. ss.230.416(a).
(2) Represents the shares which may be issued as stock awards or upon the exercise of options to purchase shares of Kentucky First Federal Bancorp common stock under the Plan.
(3) Estimated solely for the purpose of calculating the registration fee. The average of the high and low price of the Common Stock as reported on December 8, 2005 in accordance with 17 C.F.R. ss.230.457(c).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.

KENTUCKY FIRST FEDERAL BANCORP

PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The document containing the information for the Kentucky First Federal Bancorp 2005 Equity Incentive Plan (the "Plan") specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Said document need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Said document and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by Kentucky First Federal Bancorp (the "Registrant" or the "Corporation") with the SEC are incorporated by reference in this Registration Statement:

         (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2005, which includes the consolidated statements of income, equity and cash flows for the periods ending June 30, 2004 and June 30, 2005, filed with the SEC on September 28, 2005 (File No. 000-51176).

         (b) The description of the Registrant's common stock contained in Registrant's Form 8-A12G (File No. 000-51176), as filed with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder, on February 23, 2005.

         (c) All documents filed by the Registrant and the Plan, where applicable, pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR

         The Registrant (also referred to herein as the "Holding Company") shall indemnify its directors, officers and employees in accordance with the following provision from the Registrant's Bylaws:

                                   ARTICLE XI
                                 INDEMNIFICATION

         The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         None.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         List of Exhibits (filed herewith unless otherwise noted):

         5        Opinion of Muldoon Murphy & Aguggia LLP as to the legality of the common stock to be issued.
         10.1     Kentucky First Federal Bancorp 2005 Equity Incentive Plan(1)
         10.2     Form of Restricted Stock Award Agreement
         10.3     Form of Incentive Stock Option Award Agreement
         10.4     Form of Non-Statutory Stock Option Award Agreement
         23.1     Consent of Muldoon Murphy & Aguggia LLP
                  (contained in the opinion included as Exhibit 5)
         23.2     Consent of Grant Thornton LLP
         24       Power of Attorney (contained on the signature pages).
----------------------------
(1) Incorporated herein by reference to Appendix C in the definitive proxy statement amendment (000-51176) filed with the SEC on October 24, 2005.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement unless the information or prospectus required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act that are incorporated by reference into this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT.

         Pursuant to the requirements of the Securities Act of 1933, Kentucky First Federal Bancorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hazard, Kentucky on December 9, 2005.

                                         KENTUCKY FIRST FEDERAL BANCORP


                                         By:/s/ Tony D. Whitaker
                                            ------------------------------------
                                            Tony D. Whitaker
                                            Chairman and Chief Executive Officer
                                            (principal executive officer)

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Tony D. Whitaker and R. Clay Hulette, as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Name                        Title                                       Date
     ----                        -----                                       ----


/s/ Tony D. Whitaker        Chairman, Chief Executive Officer           December 9, 2005
----------------------      and Director
 Tony D. Whitaker           (principal executive officer)


/s/ R. Clay Hulette
----------------------      Vice President, Chief Financial Officer     December 9, 2005
R. Clay Hulette             and Treasurer
                            (principal financial and
                            accounting  officer)


/s/ Walter G. Ecton. Jr.
------------------------    Director                                    December 9, 2005
Walter G. Ecton. Jr.



/s/ Don D. Jennings
----------------------      Director                                    December 9, 2005
Don D. Jennings


/s/ Stephen G. Barker
----------------------      Director                                    December 9, 2005
Stephen G. Barker


/s/ David R. Harrod
----------------------      Director                                    December 9, 2005
David R. Harrod


/s/ William D. Gorman
----------------------      Director                                    December 9, 2005
William D. Gorman


/s/ Herman D. Regan, Jr.
------------------------    Director                                    December 9, 2005
Herman D. Regan, Jr.



                                  EXHIBIT INDEX
                                  -------------


                                                                                                       Sequentially
                                                                                                        Numbered Page
Exhibit No.            Description                                   Method of Filing                     Location
-----------      -----------------------------------------          ------------------------------    ----------------
   5             Opinion of Muldoon Murphy & Aguggia LLP            Filed herewith.

  10.1           Kentucky First Federal Bancorp 2005                Incorporated herein by
                 Equity Incentive Plan                              reference to Appendix C in
                                                                    the definitive proxy
                                                                    statement amendment(000-51176)
                                                                    filed with the SEC on
                                                                    October 24, 2005.

  10.2           Form of Restricted Stock Award Agreement           Filed herewith.

  10.3           Form of Incentive Stock Option Award               Filed herewith
                 Agreement

  10.4           Form of Non-Statutory Stock Option Award           Filed herewith
                 Agreement

  23.1           Consent of Muldoon Murphy & Aguggia LLP            Contained in the opinion
                                                                    included as Exhibit 5.0.

  23.2           Consent of Grant Thornton LLP                      Filed herewith.

  24             Power of Attorney                                  Located on the signature page.
